General Steel Appoints

Friedman LLP as Its Independent Auditor

BEIJING – December 19, 2012 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that its Audit Committee of the Board of Directors has appointed Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm. Friedman is replacing PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”). The appointment of Friedman is effective immediately.

The change in auditors was not due to any disagreement between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

The Company intends on remaining listed on the New York Stock Exchange (“NYSE”), which requires it meet the filing extension date for the Annual Report set by NYSE, although the Company is subject to ongoing assessment by NYSE. Therefore, the Audit Committee, after consultation with Friedman, determined that Friedman provides the best chance of completing the Annual Report audit by the extension date.

“We have been proactively updating the U.S. Securities and Exchange Commission (“SEC”) and the NYSE on the current status of the Company’s filings, as well as with our plans to change auditors,” said Mr. Henry Yu, Chairman and Chief Executive Officer of General Steel. “We look forward to moving past this filing delay and returning to a regular reporting schedule.”

Friedman will begin its audit of General Steel’s Annual Report, as well as complete its review of the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011. Following the completion of these filings, General Steel will work with Friedman to file its 2012 Quarterly Reports on Form 10-Q with the SEC as soon as possible.

About Friedman LLP

Friedman LLP has been serving the accounting, tax and business consulting needs of public and private companies since 1924. Its industry-focused practice features concentrated areas of expertise and understanding of the economic environment. Friedman has the ability to be innovative in its approach, act quickly in its decision-making and be flexible in its delivery of services. Friedman’s clients benefit from hands-on contact with the firm’s partners, cutting-edge technical expertise and Friedman’s understanding of their industry and their business. For more information about Friedman, visit: http://www.friedmanllp.com/home.php.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 7 million metric tons of crude steel production capacity under management, its subsidiaries serve various industries and produce a variety of steel products including rebar, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

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General Steel Holdings, Inc.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

In China:

Jenny Wang

General Steel Holdings, Inc.

Tel: +86-10-57757691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

General Steel Holdings, Inc.

Tel: (347) 534-1435

Email: joyce.sung@gshi-steel.com

The Piacente Group, Inc.

Investor Relations

Brandi Floberg or Lee Roth

Tel: (212) 481-2050

Email: generalsteel@tpg-ir.com